EXHIBIT 10.10.2

AMENDMENT NO. 1 TO THE
WASHINGTON GROUP INTERNATIONAL, INC.
EQUITY AND PERFORMANCE INCENTIVE PLAN

WHEREAS, Washington Group International, Inc. (the “Company”) has heretofore established the Washington Group International, Inc. Equity and Performance Incentive Plan (the “Plan”), for the benefit of its eligible employees and directors; and

WHEREAS, the Board of Directors of the Company has the authority under Paragraph 19 of the Plan to amend the Plan, with certain amendments subject to approval of the Company’s shareholders; and

WHEREAS, the Board of Directors desires to amend the Plan in order to increase the performance units available for award under the Plan, subject to shareholder approval;

NOW, THEREFORE, subject to shareholder approval at the Company’s 2003 annual meeting of stockholders, the Plan shall be amended as follows:

1.

Paragraph 3(f) of the Plan is amended in its entirety to read as follows:

“(f)          Notwithstanding any other provision of this Plan to the contrary, in no event shall any Participant in any calendar year receive an award of Performance Shares or Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $2,000,000.”

2.

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS, WHEREOF, the Board of Directors has caused this Amendment to be executed by an officer of the Company duly authorized on this 9th day of November, 2002.

WASHINGTON GROUP INTERNATIONAL, INC.

By:	/s/ Richard D. Parry
Richard D. Parry
Its:	Senior Vice President and General Counsel